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                                                                   EXHIBIT 10.19

                             [NETSCAPE LETTERHEAD]


                               AMENDMENT NO. 1 TO
                      NETSCAPE COMMUNICATIONS CORPORATION
                    U.S. ENGLISH-LANGUAGE NET SEARCH PROGRAM
                   DISTINGUISHED PROVIDER SERVICES AGREEMENT

                             AGREEMENT NO. 005064-1

This Amendment No. 1 (the "Amendment") is entered into by and between Netscape Communications Corporation, a Delaware corporation, with principal offices at 501 E. Middlefield Road, Mountain View, California 94043 ("Netscape"), and GoTo.com, a Delaware corporation located at 140 West Union Street, Pasadena, California 91103 ("Distinguished Provider") effective as of the date of execution by Netscape ("Amendment Effective Date").

WHEREAS, the parties have entered into a Netscape Communications Corporation U.S. English-Language Net Search Program Distinguished Provider Agreement effective December 15, 1998 (the "Agreement"); and

WHEREAS, the parties wish to modify and supplement the provisions of such Agreement;

NOW, THEREFORE, the parties, in consideration of the terms and conditions herein, agree as follows:

1. Search Widget Placement. Netscape will list Distinguished Provider's name in the stack ("Listing") for the search widget on the Netcenter homepage located at URL http://home.netscape.com/ or such other URL as Netscape may designate from time to time in writing (the "Search Widget"). The Search Widget is currently located above the fold where the phrase "Search the Web with" appears. The Listing will be added to the drop down box along with the other names in the stack.

2. Rotation Percentage. The Listing will appear at the top of the Search Widget stack a minimum of 10% of the time that the Search Widget is served up to end users ("Rotation Percentage"). Distinguished Provider acknowledges the Rotation Percentage is an annualized target, and that, accordingly at any given time the display of the Listing at the top of the stack may be adjusted by Netscape to occur above or below the Rotation Percentage.

3. Minimum Guaranteed Clicks. Netscape guarantees that Distinguished Provider shall receive no fewer than a total of 2 million Clicks per month from the Search Widget Listing during the Amendment Term (the "Minimum Guaranteed Clicks").

4. Fees and Prepayments. Distinguished Provider shall pay Netscape $.04 per Click for the Search Widget Listing during the Amendment Term. Distinguished Provider will pay Netscape a nonrefundable prepayment of US$100,000 due on the Amendment Effective Date for traffic to be delivered for the remainder of April and the month of May based on an estimated 2.5 million Clicks at $.04 per Click. Any traffic delivered by Netscape in excess of the prepayment amounts shall be invoiced by Netscape to Distinguished Provider at the $.04 per Click rate.

5. Make-Good. If, at the end of the Amendment Term, Netscape has not delivered the Minimum Guaranteed Clicks then Netscape will, at its discretion: (i) continue the Listing beyond the Amendment Term until such time as the Minimum Guaranteed Clicks have been achieved; or (ii)
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     deliver to Distinguished Provider a program of equivalent value as a remedy for the shortfall of Clicks; or (iii) apply the value of the shortfall (as determined by the $0.04 per Click rate) as a credit to Distinguished Provider against banner ad impressions (valued at the rate of $4.50 per CPM) in excess of the current minimum monthly payment commitments under the existing Advertising Insertion Order between the parties. The remedy set forth in this section shall be Distinguished Provider's sole and exclusive remedy, and Netscape's sole and exclusive obligation in regard to delivery of the Minimum Guaranteed Clicks.

6. Search Widget Usage Report. Netscape will provide Distinguished Provider with an additional Usage Report, as described in Section 8 of the Agreement, specifically for the Search Widget traffic.

7. Amendment Term. The Search Widget Listing will commence upon the Amendment Effective Date and continue through May 31, 1999. At Netscape's option, and upon written agreement of the parties, this Amendment may be extended for 1 additional month subject to the same terms and conditions herein, including pricing.

8. Capitalized terms defined in the Agreement shall have the same meaning in this Amendment as in the Agreement.

9. Except as explicitly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

10. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

11. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date.


NETSCAPE COMMUNICATIONS CORPORATION      GOTO.COM


By: /s/ KENT WAKEFORD                     By: /s/ TODD TAPPIN
   -----------------------------------       -----------------------------------
   Signature                                 Signature

Name: Kent Wakeford                       Name: Todd Tappin
     ---------------------------------         ---------------------------------
     Print or Type                             Print or Type

Title: Director, Business Affairs         Title: CFO
      --------------------------------          --------------------------------

Date: 04/30/99                            Date: 4/23/99
     ---------------------------------         ---------------------------------
     "Amendment Effective Date"


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